Exhibit 99.2

SOLAZYME, INC. ANNOUNCES PROPOSED OFFERING OF $100 MILLION

OF CONVERTIBLE SENIOR SUBORDINATED NOTES

South San Francisco, CA, January 16, 2013 — Solazyme, Inc. (NASDAQ: SZYM) announced today that it intends to offer, subject to market and other considerations, $100 million aggregate principal amount of Convertible Senior Subordinated Notes due 2018 (the “Convertible Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Solazyme also intends to grant to the initial purchaser of the Convertible Notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of the Convertible Notes solely to cover over-allotments. Solazyme intends to use the net proceeds of the offering to fund project related costs and capital expenditures and for general corporate purposes.

The Convertible Notes will be general unsecured obligations of Solazyme and will be subordinated in right of payment to its Senior Debt (as defined in the indenture governing the Convertible Notes). The Convertible Notes will effectively rank junior in right of payment to any of Solazyme’s secured indebtedness to the extent of the value of the assets securing such indebtedness and be structurally junior to all indebtedness and other liabilities of Solazyme’s subsidiaries, including trade payables.

The Notes will be convertible into shares of the Company’s common stock, par value $0.001 per share, at the then-applicable conversion rate until the close of business on the scheduled trading day immediately preceding maturity. The Notes will not be redeemable at the Company’s option prior to maturity. The interest rate, conversion rate and other terms of the Convertible Notes will be determined at the time of pricing of the offering.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor the shares of Solazyme’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Solazyme, Inc.

Solazyme, Inc. (SZYM) is a renewable oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s renewable products can replace or enhance oils derived from the world’s three existing sources – petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into three target markets: (1) fuels and chemicals, (2) nutrition and (3) skin and personal care.

Solazyme® , the Solazyme logo and other trademarks or service names are trademarks of Solazyme, Inc.

Forward Looking Statements

This press release includes forward-looking statements regarding Solazyme’s financing plans, including statements related to Solazyme’s offering of the Convertible Notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether Solazyme will offer or consummate the offering of the Convertible Notes, including whether Solazyme will be able to satisfy the conditions required to close any sale of the Convertible Notes, market and other general economic conditions, the actual or anticipated terms of the Convertible Notes and the anticipated use of the net proceeds from any sale of the Convertible Notes. Solazyme’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Solazyme’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Solazyme. As a result, you are cautioned not to rely on these forward-looking statements.

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi

press@solazyme.com

Or

Jeff Majtyka

Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

majtyka@braincomm.com

smarg@braincomm.com

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